UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AIM ETF PRODUCTS TRUST
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5701 Golden Hills Drive, Minneapolis, MN	55416-1297
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value
AllianzIM U.S. Equity Buffer10 Jan ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer20 Jan ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer10 Feb ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer20 Feb ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer10 Mar ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer20 Mar ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer10 Apr ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer20 Apr ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer10 May ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer20 May ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer10 Jun ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer20 Jun ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer10 Jul ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer20 Jul ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer10 Aug ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer20 Aug ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer10 Sep ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer20 Sep ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer10 Oct ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer20 Oct ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer10 Nov ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer20 Nov ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer10 Dec ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity Buffer20 Dec ETF	Cboe BZX Exchange, Inc.
AllianzIM Buffer20 Allocation ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity 6 Month Buffer10 Jan/Jul ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity 6 Month Buffer10 Feb/Aug ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity 6 Month Buffer10 Mar/Sep ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity 6 Month Buffer10 Apr/Oct ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity 6 Month Buffer10 May/Nov ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity 6 Month Buffer10 Jun/Dec ETF	Cboe BZX Exchange, Inc.
AllianzIM 6 Month Buffer10 Allocation ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity 6 Month Floor5 Jan/Jul ETF	Cboe BZX Exchange, Inc.
AllianzIM U.S. Equity 6 Month Floor5 Apr/Oct ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235734

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Descriptions of Registrant’s Securities to be Registered.

Descriptions of the shares of beneficial interest, no par value, of the series of AIM ETF Products Trust (the “Trust”) listed below to be registered hereunder are set forth in:

•	Post-Effective Amendment No. 43 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 2, 2024 (with respect to AllianzIM Buffer20 Allocation ETF and AllianzIM 6 Month Buffer10 Allocation ETF);
•	Post-Effective Amendment No. 50 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on February 27, 2025 (with respect to AllianzIM U.S. Equity 6 Month Floor5 Jan/Jul ETF and AllianzIM U.S. Equity 6 Month Floor5 Apr/Oct ETF); and
•	Post-Effective Amendment No. 52 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on February 27, 2025 (with respect to AllianzIM U.S. Equity Buffer10 Apr ETF, AllianzIM U.S. Equity Buffer20 Apr ETF, AllianzIM U.S. Equity Buffer10 Jul ETF, AllianzIM U.S. Equity Buffer20 Jul ETF, AllianzIM U.S. Equity Buffer10 Oct ETF, AllianzIM U.S. Equity Buffer20 Oct ETF, AllianzIM U.S. Equity Buffer10 Jan ETF, AllianzIM U.S. Equity Buffer20 Jan ETF, AllianzIM U.S. Equity 6 Month Buffer10 Apr/Oct ETF, AllianzIM U.S. Equity 6 Month Buffer10 Jan/Jul ETF, AllianzIM U.S. Equity Buffer10 Nov ETF, AllianzIM U.S. Equity Buffer20 Nov ETF, AllianzIM U.S. Equity Buffer10 Dec ETF, AllianzIM U.S. Equity Buffer20 Dec ETF, AllianzIM U.S. Equity Buffer10 Feb ETF, AllianzIM U.S. Equity Buffer20 Feb ETF, AllianzIM U.S. Equity Buffer10 Mar ETF, AllianzIM U.S. Equity Buffer20 Mar ETF, AllianzIM U.S. Equity Buffer10 May ETF, AllianzIM U.S. Equity Buffer20 May ETF, AllianzIM U.S. Equity Buffer10 Jun ETF, AllianzIM U.S. Equity Buffer20 Jun ETF, AllianzIM U.S. Equity Buffer10 Aug ETF, AllianzIM U.S. Equity Buffer20 Aug ETF, AllianzIM U.S. Equity Buffer10 Sep ETF, AllianzIM U.S. Equity Buffer20 Sep ETF, AllianzIM U.S. Equity 6 Month Buffer10 Feb/Aug ETF, AllianzIM U.S. Equity 6 Month Buffer10 Mar/Sep ETF, AllianzIM U.S. Equity 6 Month Buffer10 May/Nov ETF and AllianzIM U.S. Equity 6 Month Buffer10 Jun/Dec ETF); which descriptions are incorporated herein by reference. The Trust notes that certain of the series listed above are changing their names to the names shown herein effective as of December 22, 2025, as disclosed in supplements to the Trust’s registration statement.

Each series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, are as follows:

AllianzIM U.S. Equity Buffer10 Jan ETF	85-3694570
AllianzIM U.S. Equity Buffer20 Jan ETF	85-3777953
AllianzIM U.S. Equity Buffer10 Feb ETF	92-1415750
AllianzIM U.S. Equity Buffer20 Feb ETF	92-1427825
AllianzIM U.S. Equity Buffer10 Mar ETF	92-1836855
AllianzIM U.S. Equity Buffer20 Mar ETF	92-1852239
AllianzIM U.S. Equity Buffer10 Apr ETF	84-4886167
AllianzIM U.S. Equity Buffer20 Apr ETF	84-4859611
AllianzIM U.S. Equity Buffer10 May ETF	92-2921780
AllianzIM U.S. Equity Buffer20 May ETF	92-2938530
AllianzIM U.S. Equity Buffer10 Jun ETF	92-3379384
AllianzIM U.S. Equity Buffer20 Jun ETF	92-3408152
AllianzIM U.S. Equity Buffer10 Jul ETF	85-0937584
AllianzIM U.S. Equity Buffer20 Jul ETF	85-0952255
AllianzIM U.S. Equity Buffer10 Aug ETF	93-1813386
AllianzIM U.S. Equity Buffer20 Aug ETF	93-1846846
AllianzIM U.S. Equity Buffer10 Sep ETF	93-2308181
AllianzIM U.S. Equity Buffer20 Sep ETF	93-2323105
AllianzIM U.S. Equity Buffer10 Oct ETF	85-2272979
AllianzIM U.S. Equity Buffer20 Oct ETF	85-2258249
AllianzIM U.S. Equity Buffer10 Nov ETF	88-3823505
AllianzIM U.S. Equity Buffer20 Nov ETF	88-3845180

AllianzIM U.S. Equity Buffer10 Dec ETF	92-0592579
AllianzIM U.S. Equity Buffer20 Dec ETF	92-0605105
AllianzIM Buffer20 Allocation ETF	99-4151856
AllianzIM U.S. Equity 6 Month Buffer10 Jan/Jul ETF	87-3096758
AllianzIM U.S. Equity 6 Month Buffer10 Feb/Aug ETF	93-4503492
AllianzIM U.S. Equity 6 Month Buffer10 Mar/Sep ETF	99-0524222
AllianzIM U.S. Equity 6 Month Buffer10 Apr/Oct ETF	87-1808230
AllianzIM U.S. Equity 6 Month Buffer10 May/Nov ETF	99-2076484
AllianzIM U.S. Equity 6 Month Buffer10 Jun/Dec ETF	99-2625888
AllianzIM 6 Month Buffer10 Allocation ETF	99-4161077
AllianzIM U.S. Equity 6 Month Floor5 Jan/Jul ETF	93-4401359
AllianzIM U.S. Equity 6 Month Floor5 Apr/Oct ETF	99-1182860

Item 2. Exhibits

1. The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

2.  The Trust’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

3.  The Trust’s By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-235734; 811-23504), as filed with the Securities and Exchange Commission on December 27, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 18th day of December 2025.

AIM ETF PRODUCTS TRUST

By:	/s/ Brian Muench
Name:	Brian Muench
Title:	President